Exhibit 10.9

Shuttle Pharmaceuticals, Inc.

1 Research Ct. Suite 450 ● Rockville, MD 20850 ● TEL (240) 403-4212 ● FAX (301) 519-8001

MATERIALS TRANSFER AGREEMENT

This Material Transfer Agreement (“Agreement”) is hereby made by and between the GeorgeWashington University (hereinafter “Recipient”) and Shuttle Pharmaceuticals, Inc, Rockville, MD (hereinafter “Provider”) upon request from Recipient for the following material (hereinafter “Material”) more particularly described below:

[DESCRIPTION OF MATERIAL]

Recipient and Provider hereby agree to conform to the following terms related to transfer of Material: Small molecule ATM activator/HDAC inhibitor and selective HDAC inhibitor

1. The above-described Material is the property of the Provider and is made available as a service to the research community.

2. The Material is not intended for and will not be used in human subjects.

3. The Material will be used for teaching or not-for-profit research purposes only.

4. The Material will not be distributed further to others without the Provider’s prior express written consent. The Recipient shall refer any third-party request for the Material to the Provider.

5. The Recipient agrees to acknowledge the source of the Material in any publication reporting its use.

6. Any Material delivered pursuant to this Agreement is understood to be experimental in nature and may contain hazardous properties. The Provider makes no representations and extends no warranties of any kind, either express or implied. Unless prohibited by law, Recipient assumes all liability for claims of damages against Recipient by third-parties which may arise from the use, storage, or disposal of the Material except that, to the extent permitted by law, the Provider shall be liable to the Recipient when the damage is caused by the gross negligence or willful misconduct of the Provider.

7. The Recipient agrees to use the Material in compliance with all applicable state and federal statutes and regulations.

8. The Material is provided at no cost or with an optional transmittal fee solely to reimburse the Provider for its preparation and distribution costs. If a fee is requested, the amount is indicated here: $        waived       .

Shuttle Pharmaceuticals, LLC ● 1 Research Court, Suite 450 ● Rockville, MD 20850

PROVIDER INFORMATION AND AUTHORIZED SIGNATURE:

Date:
Anatoly Dritschilo, MD CEO Shuttle Pharmaceuticals, Inc One Research Court, Suite 450 240-403-4212 anatoly.dritschilo@shuttlepharma.org

Provider

RECIPIENT INFORMATION AND AUTHORIZED SIGNATURE:

Date:	4-24-2017
Charles T. Maples Sr. Contracting Officer, Sponsored Projects Office of the Vice President for Research George Washington University 2121 Eye Street, NW, Suite 601 Washington, DC 20052 USA Recipient

READ AND ACKNOWLEDGED 4/24/2017

Alejandro Villagra, PhD

Assistant Professor

Cancer Biology Program, GW Cancer Center

Department of Biochemistry and Molecular Medicine

School of Medicine and Health Sciences

The George Washington University

800 22nd St NW, Suite 8880 | Washington, DC 20052

(202) 994 9547 | avillagra@gwu.edu

Recipient

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EXHIBIT A – Research Plan

Dr. Villagra will write in vitro assays related to the Materials. No in vivo studies are contemplated in this MTA.

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